EXHIBIT 99.1

Earnings Release & Supplemental Information

Q2 | 2026

piedmontreit.com

Piedmont Realty TrustTM
Earnings Release and Supplemental Information
Index

	Page		Page

Introduction		Diversification Tables
Forward-Looking Statements	3	Tenant Diversification	30
Earnings Release	4	Tenant Credit Rating & Lease Distribution	31
Company Information	8	Industry Diversification	32
Research Coverage	9	Geographic Diversification	33
Portfolio Statistics & Key Performance Indicators	10	Geographic Diversification by Location Type	34

Financials		Portfolio Information
Consolidated Balance Sheets	12	Portfolio Detail	35
Consolidated Statements of Income	13	Property Investment Activity and Land Holdings	37
Funds From Operations & Adjusted Funds From Operations	15
Same Store Net Operating Income	16	Supporting Information
Debt Summary	19	Definitions	38
Debt Detail	20	Non-GAAP Reconciliations	39
Debt Covenants & Ratios	21

Operational & Leasing Information
Leased Percentage	22
Rental Rate Roll Up / Roll Down	23
Contractual Tenant Improvements & Leasing Commissions	24
Net Effective Rents	25
Future Contractual Income (Leases Yet to Commence & Abatements)	26
Lease Expiration Schedule	27
Quarterly Lease Expirations	28
Annual Lease Expirations	29

Notice to Readers:
Please refer to page 3 for a discussion of important risks related to the business of Piedmont Realty TrustTM, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, acquisitions, dispositions, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 38. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. Examples of such statements in this press release include the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, NAREIT FFO, Core FFO and Core FFO per diluted share for the year ending December 31, 2025. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements:

•Economic, regulatory, socio-economic, technological (e.g. artificial intelligence and machine learning, virtual meeting platforms, etc.), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of revenue;
•The impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases;
•Lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large tenants;
•Impairment charges on our long-lived assets or goodwill resulting therefrom;
•The success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures;
•The illiquidity of real estate investments, including economic changes, such as fluctuating interest rates, costs of construction, improvements and redevelopments, and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties;
•The risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition;
•Development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks;
•Future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties;
•Risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties, vendors, or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations and the public's reaction to reported cybersecurity incidents, including the reputational impact on our business and value of our common stock;
•Costs of complying with governmental laws, regulations and policies, including environmental standards imposed on office building owners;
•Uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost;
•Additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, government layoffs or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough;
•Significant price and volume fluctuations in the public markets, including on the exchange on which we listed our common stock;
•Risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rising interest rates for new debt financings;
•A downgrade in our credit ratings, the credit ratings of Piedmont Operating Partnership, L.P. ("Piedmont OP") or the credit ratings of our or Piedmont OP's unsecured debt securities, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments;
•The effect of future offerings of debt or equity securities on the value of our common stock;
•Additional risks and costs associated with adverse U.S. global and economic conditions, inflation and potential increases in the rate of inflation, including the impact of a possible recession, uncertainty and volatility in financial markets, and any changes in governmental rules, regulations, and fiscal policies;
•Uncertainties associated with environmental and regulatory matters;
•Changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods;
•The effect of any litigation to which we are, or may become, subject;
•Additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns;
•Changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or other tax law changes which may adversely affect our stockholders;
•The future effectiveness of our internal controls and procedures; and
•Other factors, including the risk factor described in Item 1A. of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as well as the risk factors discussed under Item 1A. or our Annual Report on Form 10-K for the year ended December 31, 2024.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Piedmont Realty TrustTM
Earnings Release

Piedmont Realty Trust Reports Second Quarter 2026 Results

–Increases 2026 Outlook for second quarter in a row
–Generated Same Store NOI Cash Growth of 9%
–Strong leasing momentum continues with almost 460,000 square feet executed and cash leasing spreads of over 14%
–Signed but yet to commence leases total $39 million equivalent to 570 bps of portfolio occupancy

ATLANTA, July 28, 2026 — Piedmont Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter ended June 30, 2026.
Commenting on operational results for the three months ended June 30, 2026, Brent Smith, our President and Chief Executive Officer, said, "Piedmont continues to experience strong demand for our Piedmont PLACES resulting in our ability to push rental rates to record levels across the portfolio. We achieved the highest quarterly average net effective rent in the Company’s history at $25.56 and during the quarter, we executed almost 460,000 square feet of leasing with rental rate growth of 14% on a cash basis and over 32% on an accrual basis. Additionally, the customer pipeline remains strong, with over 700,000 square feet of leases either already executed or in the legal stage during July. Furthermore, the continued burn off of free rent helped to generate same store cash NOI growth of 9%, and operational outperformance from leasing set to commence in the second half of the year is contributing to an increase in our 2026 annual earnings outlook."

Highlights for the Three and Six Months Ended June 30, 2026:

Financial Results:

	Three Months Ended		Six Months Ended
(in 000s other than per share amounts)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net loss applicable to Piedmont	$(11,101)	$(16,808)	$(24,021)	$(26,912)
Net loss per share applicable to common stockholders - basic and diluted	$(0.09)	$(0.14)	$(0.19)	$(0.22)
Gain on sale of real estate assets	$—	$1,224	$—	$2,013
Loss on early extinguishment of debt	$—	$7,500	$—	$8,000
Interest expense, net of interest income	$31,807	$31,922	$63,704	$63,204
NAREIT Funds From Operations ("FFO") applicable to common stock	$47,863	$37,012	$93,881	$82,045
Core FFO applicable to common stock	$47,863	$44,512	$93,881	$90,045
NAREIT FFO per diluted share	$0.38	$0.30	$0.74	$0.66
Core FFO per diluted share	$0.38	$0.36	$0.74	$0.72
Adjusted FFO applicable to common stock	$30,990	$16,241	$54,832	$39,730
Same Store NOI - cash basis	9.0%		10.0%
Same Store NOI - accrual basis	2.8%		2.3%

•Piedmont recognized a net loss of $11.1 million, or $0.09 per diluted share, for the second quarter of 2026, as compared to a net loss of $16.8 million, or $0.14 per diluted share, for the second quarter of 2025. Both periods reflect elevated interest expense, net of interest income, as a result of refinancing activity completed over the past several years in a higher interest rate environment. The three months ended June 30, 2025 also included a $7.5 million loss on early extinguishment of debt, as well as a $1.2 million gain on sale of real estate assets.
•Core FFO, which removes gain/loss on sale of real estate assets and loss on early extinguishment of debt, as well as depreciation and amortization, was $0.38 per diluted share for the second quarter of 2026 as compared to $0.36 per diluted share for the second quarter of 2025, with the increase attributable to rental rate growth and new leases commencing during the twelve months ended June 30, 2026, partially offset by the sale of 80/90 Central in Boxborough, MA during the same period.

•During the three months ended June 30, 2026, Same Store NOI on a cash and accrual basis increased by 9.0% and 2.8%, respectively, as rental rates increased and the commencement or burn off of abatements on new leases outweighed expiring leases.

Leasing:

	Three Months Ended	Six Months Ended
	June 30, 2026	June 30, 2026
# of lease transactions	42	92
Total leasing sf (in 000s)	459	890
New tenant leasing sf (in 000s)	262	556
Cash rent roll up	14.1%	12.7%
Accrual rent roll up	32.4%	25.5%
Leased percentage as of period end	88.9%
•The Company completed approximately 459,000 square feet of leasing during the second quarter, including approximately 262,000 square feet of new tenant leasing, approximately 68% of which related to previously vacant space.
•The average size lease executed during the second quarter was approximately 11,000 square feet and the weighted average lease term was approximately eight years.
•Rental rates on leases executed during the three months ended June 30, 2026 for space vacant one year or less increased approximately 14.1% and 32.4% on a cash and accrual basis, respectively.
•The Company's leased percentage for its in-service portfolio as of June 30, 2026 was 88.9%, as compared to 89.3% as of March 31, 2026.
•The Company's leased percentage for its out-of-service portfolio, comprised of two projects in Minneapolis that have recently undergone extensive redevelopment, was 82.9% leased as of June 30, 2026. 222 South Orange Avenue was placed back into service during the three months ended June 30, 2026.
•As of June 30, 2026, the Company had approximately 0.9 million square feet of executed leases for vacant space that are yet to commence representing approximately $39 million of future additional annual cash rents, and approximately 1.0 million square feet of executed leases currently under rental abatement, representing approximately $28 million of future additional annual cash rents.
•Leases representing over 700,000 square feet have either already been executed or are in the legal stage thus far in the third quarter of 2026.

Transactional Activity:

•The Company remains under binding contract to sell a 10.6 acre undeveloped land parcel known as Royal Lane located in the Las Colinas submarket of Dallas, TX for $12.0 million. The transaction is subject to several extension options, however, is expected to close later in 2026.

Balance Sheet:

(in 000s except for ratios)	June 30, 2026	December 31, 2025
Cash and Cash Equivalents	$16,785	$731
Total Real Estate Assets	$3,408,733	$3,421,709
Total Assets	$4,047,982	$4,031,354
Total Debt	$2,250,937	$2,224,712
Weighted Average Cost of Debt	5.50%	5.58%
Net Principal Amount of Debt / Total Gross Assets less Cash and Cash Equivalents	39.8%	40.2%
Average Net Debt to Core EBITDA (trailing twelve months)	7.2 x	7.2 x

•During the three months ended June 30, 2026, the Company amended its $325 Million Unsecured Term Loan to, among other things, increase the principal from $325 million to $400 million and extend the maturity date to May 28, 2031. The net proceeds from the increased principal were used to repay the balance outstanding under the Company's $600 million revolving line of credit and for general corporate purposes.

• As of June 30, 2026, the Company had $16.8 million of cash on hand, the full capacity on its $600 million revolving line of credit available and no debt maturity requirements until 2028.

Corporate Responsibility and Operations:

•During the three months ended June 30, 2026, the Minneapolis Real Estate Journal recognized the Company as Owner/Landlord of the Year and awarded the Company's Meridian project the Most Significant Lease Transaction in 2025 and Meridian Two the Office Renovation Project of the Year in the Suburban category.

•Also during the second quarter, nine projects throughout the portfolio won either local or regional TOBY (The Outstanding Building of the Year) Awards in their respective size categories: 400 & 500 TownPark and CNL I & II in Orlando, FL; 4250 North Fairfax in Arlington, VA; 999 Peachtree in Atlanta, GA; Crescent Ridge II and Norman Pointe I in Minneapolis, MN; Galleria Towers and Interlink II in Dallas, TX; and Enclave Place in Houston, TX. These awards are presented by the Building Owners and Managers Association ("BOMA") and recognize excellence in building management.

•As of June 30, 2026, approximately 83% and 72% of the Company's portfolio was ENERGY STAR rated and LEED certified, respectively, and 67% of its portfolio was certified LEED gold.

Outlook for 2026:

For the second quarter in a row, the Company is increasing its outlook for the year ending December 31, 2026, as follows:

	Revised		Initial Annual Guidance
(in millions, except per share data)	Low	High	Low	High
Net loss	$(44)	$(41)	$(48)	$(44)
Add:
Depreciation	181	183	181	183
Amortization	53	55	53	55
NAREIT and Core FFO applicable to common stock	$190	$197	$186	$194

NAREIT and Core FFO applicable to common stock per diluted share	$1.50	$1.55	$1.47	$1.53

This outlook is based on information available to management as of the date of this release and reflects management's view of current market conditions, including the following specific assumptions and projections:

Property Operation Assumptions:

•Executed leasing for the year of approximately 1.7 to 2.0 million square feet resulting in an increase in the anticipated year-end leased percentage for the Company's in-service portfolio to approximately 89.5% to 90.5%, exclusive of any speculative acquisition or disposition activity;

•Stabilization of the Company's out of service assets, resulting in an approximately 85-90% year-end leased percentage for the out of service portfolio and the placement of these assets back into the in-service population around the end of 2026;

•Same Store NOI increase of 5% to 8% on both a cash and accrual basis for the year, a 2% increase from our initial estimate;

Financing Assumptions:

•Interest expense (net of interest income) of approximately $128-$130 million;

Other Assumptions:

•General and administrative expense of approximately $31-$33 million; and

•Weighted average shares outstanding of approximately 126-127 million.

No speculative acquisitions, dispositions, or refinancing are included in the above outlook. The Company will adjust its outlook if such transactions occur.

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Forward-Looking Statements" above.

Conference Call Information:

Piedmont has scheduled a conference call and an audio webcast for Wednesday, July 29, 2026, at 9:00 A.M. Eastern time. The live, listen-only, audio webcast of the call may be accessed on the Company's website at https://investor.piedmontreit.com/news-and-events/event-calendar. Dial-in numbers for analysts who plan to actively participate in the call are (888) 506-0062 for participants in the United States and Canada and (973) 528-0011 for international participants. Participant Access Code is 788056. A replay of the conference call will be available through August 12, 2026, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 54246. A webcast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio webcast and conference call, the Company's management team will review second quarter 2026 performance, discuss recent events, and conduct a question-and-answer period.

Piedmont Realty TrustTM
Company Information

Piedmont Realty TrustTM (NYSE: PDM), also referred to herein as "Piedmont" or the "Company", is a fully integrated, self-managed real estate company focused on delivering an exceptional office environment. As an owner, manager, developer and operator of 16 million square feet of Class A properties across major U.S. Sunbelt markets, Piedmont is known for its hospitality-driven approach and commitment to transforming buildings into premier "Piedmont PLACEs" that enhance each client's workplace experience. The Company is headquartered in Atlanta, Georgia with local management offices in each of its markets. The Company's senior unsecured notes are investment-grade rated by Moody's, Standard & Poor's and Fitch Ratings.
For more information, please visit www.piedmontreit.com.

Executive Management

Brent Smith	Sherry Rexroad	Laura Moon	George Wells	Alex Valente
President, Chief Executive Officer	Chief Financial Officer	Chief Accounting Officer	Co-Chief Operating Officer	Co-Chief Operating Officer
and Director	and Executive Vice President	and Executive Vice President	and Executive Vice President	and Executive Vice President

Kevin Fossum	Christopher Kollme	Damian Miller	Pierre Dait	Wade Grace
Executive Vice President,	Executive Vice President,	Executive Vice President,	Senior Vice President,	Senior Vice President,
Property Management	Investments	Central Region	Risk Management	Controller

Jennifer Heneisen	Lisa Tyler
Senior Vice President,	Senior Vice President,
Financial Planning & Analysis	Human Resources

Board of Directors

Kelly H. Barrett	Dale H. Taysom	Glenn G. Cohen	Jeffrey J. Donnelly	Deneen L. Donnley
Chair of the Board	Vice Chair of the Board	Chair of the Compensation	Director	Director
Chair of the Audit Committee		Committee

Mary Hager	Barbara B. Lang	Stephen E. Lewis	Brent Smith
Director	Chair of the Nominating &	Director	President, Chief Executive Officer
	Corporate Governance		and Director
Committee

Contact Information
Corporate Headquarters	Research Analysts / Institutional Investors	Shareholder Services / Transfer Agent Services	Corporate Counsel

5565 Glenridge Connector, Suite 450	770.418.8592	Computershare, Inc.	King & Spalding
Atlanta, Georgia 30342	investor.relations@piedmontreit.com	866.354.3485	1180 Peachtree Street, NE
770.418.8800		investor.services@piedmontreit.com	Atlanta, GA 30309
www.piedmontreit.com			404.572.4600

Piedmont Realty TrustTM
Research Coverage

Equity Research Coverage
Dylan Burzinski	Anthony Paolone, CFA	Nicholas Thillman	Michael Lewis, CFA
Green Street	JP Morgan	Robert W. Baird & Co.	Truist Securities
100 Bayview Circle, Suite 400	390 Madison Avenue	777 East Wisconsin Avenue	50 Hudson Yards, 69th Floor
Newport Beach, CA 92660	New York, NY 10017	Milwaukee, WI 53202	New York, NY 10001
Phone: (949) 640-8780	Phone: (212) 622-6682	Phone: (414) 298-5053	Phone: (212) 319-5659

Fixed Income Research Coverage
Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue, 3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Credit Ratings
Issuer Credit Ratings:	Senior Unsecured Notes Ratings:
Baa3 (Moody's)	Baa3 (Moody's)
BB+ (Standard & Poor's)	BBB- (Standard & Poor's)
BBB- (Fitch)	BBB- (Fitch)

Piedmont Realty TrustTM
Portfolio Statistics & Key Performance Indicators
Unaudited (in thousands except for per share data and ratios)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), Adjusted Funds from Operations (AFFO), and Same Store Net Operating Income (Same Store NOI). Definitions of these non-GAAP measures are provided on page 38 and reconciliations are provided beginning on page 39.

	Three Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Portfolio Statistics:
Number of in-service projects (1)	29	29	29	29	29
Rentable in-service square footage (1)	15,066	14,923	14,921	14,918	14,923
Leased percentage (2)	88.9%	89.3%	89.6%	89.2%	88.7%
Commenced leased percentage	85.1%	85.0%	84.8%	85.4%	85.0%
Economic leased percentage (3)	81.4%	81.9%	81.6%	79.4%	78.7%

Leasing Activity:
Total square feet leased during the period	459	431	679	724	712
Square feet (new) leased during the period	262	293	466	551	468
Square feet (renewal) leased during the period	197	138	213	173	243
Rental rate roll up / roll down - accrual rents	32.4%	17.8%	20.5%	20.2%	13.6%
Rental rate roll up / roll down - cash rents	14.1%	11.1%	11.9%	8.6%	7.3%
Net effective rent per square foot after capex and opex	$25.56	$22.03	$21.10	$21.26	$20.78

Financial Results:
Total revenues	$144,123	$143,294	$142,853	$139,163	$140,292
Net loss applicable to Piedmont	-$11,101	-$12,920	-$43,246	-$13,462	-$16,808
Net loss per share applicable to common stockholders - diluted	-$0.09	-$0.10	-$0.35	-$0.11	-$0.14
Core EBITDA	$80,089	$78,304	$76,982	$75,826	$76,856
Core FFO applicable to common stock	$47,863	$46,018	$44,205	$43,485	$44,512
Core FFO per share - diluted	$0.38	$0.36	$0.35	$0.35	$0.36
AFFO applicable to common stock	$30,990	$23,842	$18,709	$26,504	$16,241
Same store net operating income - accrual basis (4)	2.8%	1.9%	-0.6%	3.2%	1.7%
Same store net operating income - cash basis (4)	9.0%	11.1%	2.2%	2.8%	-2.0%

Balance Sheet and Capitalization Information:
Weighted average shares outstanding - diluted (WASO)	126,914	126,136	126,712	126,007	125,178
Shares of common stock issued and outstanding at period end	125,133	125,019	124,519	124,504	124,492
Closing price of common stock at period end	$9.15	$6.57	$8.34	$9.00	$7.29
Total debt - GAAP	$2,250,937	$2,252,351	$2,224,712	$2,193,324	$2,177,752
Total principal amount of debt outstanding	$2,274,224	$2,274,157	$2,248,080	$2,213,196	$2,199,101
Total net principal amount of debt outstanding (5)	$2,252,478	$2,267,822	$2,244,289	$2,205,061	$2,191,286
Total gross real estate assets	$4,819,963	$4,820,893	$4,774,133	$4,740,790	$4,685,403
Equity market capitalization (6)	$1,144,965	$821,375	$1,038,491	$1,120,536	$907,547
Total market capitalization (6)	$3,419,189	$3,095,532	$3,286,571	$3,333,732	$3,106,648

Piedmont Office Realty Trust, Inc.
Portfolio Statistics & Key Performance Indicators (continued)
Unaudited (in thousands except for per share data and ratios)

	Three Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Ratios for Debt Holders
Core EBITDA to total revenues	55.6%	54.6%	53.9%	54.5%	54.8%
Net principal amount of debt / Total gross assets less cash and cash equivalents (7)	39.8%	40.1%	40.2%	40.0%	40.3%
Average net principal amount of debt to Core EBITDA - trailing twelve months (8)	7.2 x	7.2 x	7.2 x	7.1 x	6.9 x
Fixed charge coverage ratio - current quarter (9)	2.4 x	2.3 x	2.2 x	2.1 x	2.1 x

(1)
As of June 30, 2026, the Company's in-service office portfolio excluded two projects currently held out of service for redevelopment, totaling 671,000 square feet. Additional information on these projects can be found on page 36.

(2)	Refer to page 22 for detailed analysis on the Company's leased percentage.
(3)	Excludes the square footage associated with tenants currently in rental abatement periods.
(4)
Refer to the three pages starting with page 16 for reconciliations to net income and additional same store net operating income information. The statistic provided for each of the prior quarters is based on the same store property population applicable at the time that the metric was initially reported.

(5)	Defined as the total principal amount of debt outstanding, minus cash and restricted cash and escrows, all as of the end of the period.
(6)	Reflects common stock closing price, shares outstanding and principal amount of debt outstanding as of the end of the reporting period.
(7)	Metric shown on a net debt basis to account for certain periods presented that had elevated balances of cash and restricted cash and escrows to be used primarily for debt retirement in a future period.
(8)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average principal balance of debt outstanding for the trailing twelve months less the average balance of cash and restricted cash and escrows during the trailing twelve month period.
(9)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented).
The Company recorded principal amortization of $0.9 million for each of the quarters ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025.
The Company recorded capitalized interest of $1.0 million for the quarter ended June 30, 2026, $1.1 million for the quarter ended March 31, 2026, $1.6 million for the quarter ended December 31, 2025, $2.9 million for the quarter ended September 30, 2025, and $3.2 million for the quarter ended June 30, 2025.

Piedmont Realty TrustTM
Consolidated Balance Sheets
Unaudited (in thousands)

	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Assets:
Real estate assets, at cost:
Land	$542,474	$542,474	$542,474	$542,474	$542,473
Buildings and improvements	4,124,884	4,108,901	4,066,269	4,018,671	3,911,368
Buildings and improvements, accumulated depreciation	(1,345,832)	(1,321,935)	(1,278,600)	(1,238,031)	(1,199,698)
Intangible lease assets	102,637	117,826	118,195	119,734	120,726
Intangible lease assets, accumulated amortization	(65,398)	(77,271)	(73,824)	(71,501)	(68,474)
Construction in progress	47,131	48,855	44,358	57,074	107,999
Real estate assets held for sale, net	2,837	2,837	2,837	2,837	2,837
Total real estate assets	3,408,733	3,421,687	3,421,709	3,431,258	3,417,231
Cash and cash equivalents	16,785	2,279	731	2,990	3,314
Tenant receivables	11,440	6,907	6,155	5,729	4,386
Straight-line rent receivables	219,636	216,416	214,285	211,591	207,025
Restricted cash and escrows	4,961	4,056	3,060	5,145	4,501
Prepaid expenses and other assets	24,120	20,928	20,857	27,598	29,802
Goodwill	53,491	53,491	53,491	53,491	53,491
Interest rate swaps	530	—	—	—	72
Deferred lease costs, gross	528,219	530,409	520,221	473,597	458,839
Deferred lease costs, accumulated amortization	(219,933)	(222,242)	(209,155)	(207,671)	(198,398)
Total assets	$4,047,982	$4,033,931	$4,031,354	$4,003,728	$3,980,263
Liabilities:
Unsecured debt, net of discount	$2,063,971	$2,064,452	$2,035,890	$2,003,588	$1,987,111
Secured debt	186,966	187,899	188,822	189,736	190,641
Accounts payable, accrued expenses and accrued capital expenditures	185,339	158,041	172,880	135,220	131,104
Deferred income	115,496	117,733	112,124	111,174	94,529
Intangible lease liabilities, less accumulated amortization	21,216	22,880	24,824	26,788	28,752
Interest rate swaps	—	—	111	175	116
Total liabilities	2,572,988	2,551,005	2,534,651	2,466,681	2,432,253
Stockholders' equity:
Common stock	1,251	1,250	1,245	1,245	1,245
Additional paid in capital	3,730,985	3,728,827	3,730,273	3,727,914	3,725,769
Cumulative distributions in excess of earnings	(2,251,371)	(2,240,270)	(2,227,350)	(2,184,104)	(2,170,642)
Accumulated other comprehensive loss	(7,368)	(8,380)	(8,967)	(9,517)	(9,873)
Piedmont stockholders' equity	1,473,497	1,481,427	1,495,201	1,535,538	1,546,499
Non-controlling interest	1,497	1,499	1,502	1,509	1,511
Total stockholders' equity	1,474,994	1,482,926	1,496,703	1,537,047	1,548,010
Total liabilities and stockholders' equity	$4,047,982	$4,033,931	$4,031,354	$4,003,728	$3,980,263

Piedmont Realty TrustTM
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Revenues: (1)
Rental revenue	$115,375	$113,393	$111,994	$110,748	$111,130
Tenant reimbursements	21,890	23,048	22,943	22,282	22,824
Property management fee revenue	108	158	71	115	81
Other property related income	6,750	6,695	7,845	6,018	6,257
	144,123	143,294	142,853	139,163	140,292
Expenses:
Property operating costs	55,986	57,306	58,460	55,890	55,610
Depreciation	44,825	44,027	42,862	42,127	40,646
Amortization	14,487	15,263	15,166	15,188	14,785
General and administrative	8,237	7,909	7,457	7,607	7,960
	123,535	124,505	123,945	120,812	119,001
Other income (expense):
Interest expense	(31,874)	(31,929)	(32,406)	(31,968)	(31,954)
Other income (2)	189	225	46	160	133
Loss on early extinguishment of debt (3)	—	—	(29,788)	—	(7,500)
Gain on sale of real estate assets	—	—	—	—	1,224
Net loss	(11,097)	(12,915)	(43,240)	(13,457)	(16,806)
Less: Net income applicable to noncontrolling interest	(4)	(5)	(6)	(5)	(2)
Net loss applicable to Piedmont	$(11,101)	$(12,920)	$(43,246)	$(13,462)	$(16,808)
Weighted average common shares outstanding - basic and diluted (4)	125,082	124,806	124,519	124,502	124,459
Net loss per share applicable to common stockholders - basic and diluted	$(0.09)	$(0.10)	$(0.35)	$(0.11)	$(0.14)

(1)	To be in conformance with GAAP presentation, the Company would combine "Rental income" and "Tenant reimbursements" amounts and present an aggregated figure on one line entitled "Rental and tenant reimbursement revenue."
(2)	Includes interest income (in thousands) of $67, $32, $38, $60, and $31 for the three months ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.
(3)	The loss on early extinguishment of debt recorded in the three months ended December 31, 2025 is related to the repurchase of $245.2 million in principal amount of the 9.25% senior notes due 2028.
(4)	As Piedmont recognized a net loss for the periods presented, earnings per share is computed using basic weighted-average common shares outstanding.

Piedmont Realty TrustTM
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Six Months Ended
	6/30/2026	6/30/2025	Change ($)	Change (%)	6/30/2026	6/30/2025	Change ($)	Change (%)
Revenues: (1)
Rental revenue	$115,375	$111,130	$4,245	3.8%	$228,768	$222,906	$5,862	2.6%
Tenant reimbursements	21,890	22,824	(934)	(4.1)%	44,938	47,112	(2,174)	(4.6)%
Property management fee revenue	108	81	27	33.3%	266	162	104	64.2%
Other property related income	6,750	6,257	493	7.9%	13,445	12,798	647	5.1%
	144,123	140,292	3,831	2.7%	287,417	282,978	4,439	1.6%
Expenses:
Property operating costs	55,986	55,610	(376)	(0.7)%	113,292	113,524	232	0.2%
Depreciation	44,825	40,646	(4,179)	(10.3)%	88,852	81,539	(7,313)	(9.0)%
Amortization	14,487	14,785	298	2.0%	29,750	30,206	456	1.5%
General and administrative	8,237	7,960	(277)	(3.5)%	16,146	15,523	(623)	(4.0)%
	123,535	119,001	(4,534)	(3.8)%	248,040	240,792	(7,248)	(3.0)%
Other income (expense):
Interest expense	(31,874)	(31,954)	80	0.3%	(63,803)	(63,631)	(172)	(0.3)%
Other income	189	133	56	42.1%	414	528	(114)	(21.6)%
Loss on early extinguishment of debt	—	(7,500)	7,500	100.0%	—	(8,000)	8,000	100.0%
Gain on sale of real estate assets	—	1,224	(1,224)	(100.0)%	—	2,013	(2,013)	(100.0)%
Net loss	(11,097)	(16,806)	5,709	34.0%	(24,012)	(26,904)	2,892	10.7%
Less: Net income applicable to noncontrolling interest	(4)	(2)	(2)	(100.0)%	(9)	(8)	(1)	(12.5)%
Net loss applicable to Piedmont	$(11,101)	$(16,808)	$5,707	34.0%	$(24,021)	$(26,912)	$2,891	10.7%
Weighted average common shares outstanding - basic and diluted (2)	125,082	124,459			124,945	124,359
Net loss per share applicable to common stockholders - basic and diluted	$(0.09)	$(0.14)			$(0.19)	$(0.22)

(1)	To be in conformance with GAAP presentation, the Company would combine "Rental income" and "Tenant reimbursements" amounts and present an aggregated figure on one line entitled "Rental and tenant reimbursement revenue."
(2)	As Piedmont recognized a net loss for the periods presented, earnings per share is computed using basic weighted-average common shares outstanding.

Piedmont Realty TrustTM
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025

GAAP net loss applicable to Piedmont	$(11,101)	$(16,808)	$(24,021)	$(26,912)
Depreciation of real estate assets	44,477	40,266	88,152	80,779
Amortization of lease-related costs	14,487	14,778	29,750	30,191
Gain on sale of real estate assets	—	(1,224)	—	(2,013)
NAREIT Funds From Operations applicable to common stock	47,863	37,012	93,881	82,045
Adjustments:
Loss on early extinguishment of debt	—	7,500	—	8,000
Core Funds From Operations applicable to common stock	47,863	44,512	93,881	90,045
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,627	1,574	3,275	3,030
Depreciation of non-real estate assets	349	369	700	738
Straight-line effects of lease revenue	(5,351)	(8,968)	(9,733)	(18,636)
Stock-based compensation adjustments	2,396	2,396	1,657	2,451
Amortization of lease-related intangibles	(1,660)	(1,957)	(3,600)	(4,019)
Non-incremental capital expenditures (1)
Base Building Costs	(3,369)	(10,149)	(9,938)	(15,565)
Tenant Improvement Costs	(7,342)	(3,809)	(15,182)	(8,438)
Leasing Commission Costs	(3,523)	(7,727)	(6,228)	(9,876)
Adjusted Funds From Operations applicable to common stock	$30,990	$16,241	$54,832	$39,730

Weighted average common shares outstanding - diluted (2)	126,914	125,178	126,728	125,126

NAREIT Funds From Operations per share (diluted)	$0.38	$0.30	$0.74	$0.66
Core Funds From Operations per share (diluted)	$0.38	$0.36	$0.74	$0.72

(1)	Non-incremental capital expenditures are defined on page 38.
(2)	Includes potential share dilution using the treasury stock method. Such shares are not included when calculating net loss per share applicable to Piedmont as presented on the Consolidated Statements of Income, as they would reduce the loss per share presented.

Piedmont Realty TrustTM
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
GAAP net loss applicable to Piedmont	$(11,101)	$(16,808)	$(24,021)	$(26,912)
Net income applicable to noncontrolling interest	4	2	9	8
Interest expense	31,874	31,954	63,803	63,631
Depreciation	44,825	40,646	88,852	81,540
Amortization	14,487	14,786	29,750	30,206
Gain on sale of real estate assets	—	(1,224)	—	(2,013)
EBITDAre	80,089	69,356	158,393	146,460
Loss on early extinguishment of debt	—	7,500	—	8,000
Core EBITDA	80,089	76,856	158,393	154,460
General and administrative expense	8,237	7,960	16,146	15,523
Management fee revenue (net)	(108)	(77)	(266)	(140)
Other income	(81)	(25)	(199)	(312)
Straight-line effects of lease revenue	(5,351)	(8,971)	(9,733)	(18,640)
Amortization of lease-related intangibles	(1,660)	(1,957)	(3,600)	(4,019)
Property net operating income (cash basis)	81,126	73,786	160,741	146,872
Deduct net operating (income) loss from:
Acquisitions (1)	—	—	—	—
Dispositions (1)	—	(447)	45	(1,670)
Other investments (2)	(1,117)	92	(790)	253
Same store net operating income (cash basis)	$80,009	$73,431	$159,996	$145,455
Change period over period	9.0%	N/A	10.0%	N/A

(1)	Refer to page 37 for information on recent acquisitions and dispositions.
(2)
Includes projects currently held out-of-service, recently completed redevelopment projects in which a portion of operating expenses was capitalized during the current and/or prior reporting periods, and various land holdings.
Refer to pages 36 and 37 for detailed information on these entities.

Piedmont Realty TrustTM
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
GAAP net loss applicable to Piedmont	$(11,101)	$(16,808)	$(24,021)	$(26,912)
Net income applicable to noncontrolling interest	4	2	9	8
Interest expense	31,874	31,954	63,803	63,631
Depreciation	44,825	40,646	88,852	81,540
Amortization	14,487	14,786	29,750	30,206
Gain on sale of real estate assets	—	(1,224)	—	(2,013)
EBITDAre	80,089	69,356	158,393	146,460
Loss on early extinguishment of debt	—	7,500	—	8,000
Core EBITDA	80,089	76,856	158,393	154,460
General and administrative expense	8,237	7,960	16,146	15,523
Management fee revenue (net)	(108)	(77)	(266)	(140)
Other income	(81)	(25)	(199)	(312)
Property net operating income (accrual basis)	88,137	84,714	174,074	169,531
Acquisitions (1)	—	—	—	—
Dispositions (1)	—	(659)	45	(1,780)
Other investments (2)	(1,726)	31	(2,382)	81
Same store net operating income (accrual basis)	$86,411	$84,086	$171,737	$167,832
Change period over period	2.8%	N/A	2.3%	N/A

(1)	Refer to page 37 for detailed information on recent acquisitions and dispositions.
(2)
Includes projects currently held out-of-service, recently completed redevelopment projects in which a portion of operating expenses was capitalized during the current and/or prior reporting periods, and various land holdings.
Refer to pages 36 and 37 for detailed information on these entities.

Piedmont Realty TrustTM
Same Store Net Operating Income (Financial Components)
Unaudited (in thousands)

	Three Months Ended				Six Months Ended
	6/30/2026	6/30/2025	Change ($)	Change (%)	6/30/2026	6/30/2025	Change ($)	Change (%)

Revenue
Cash rental income	$107,302	$99,240	$8,062	8.1%	$213,987	$197,479	$16,508	8.4%
Tenant reimbursements	21,049	22,382	(1,333)	(6.0)%	43,965	46,031	(2,066)	(4.5)%
Straight-line effects of lease revenue	4,742	8,699	(3,957)	(45.5)%	8,141	18,359	(10,218)	(55.7)%
Amortization of lease-related intangibles	1,660	1,956	(296)	(15.1)%	3,600	4,018	(418)	(10.4)%
Total rents	134,753	132,277	2,476	1.9%	269,693	265,887	3,806	1.4%

Other property related income	6,285	6,224	61	1.0%	12,976	12,725	251	2.0%
Total revenue	141,038	138,501	2,537	1.8%	282,669	278,612	4,057	1.5%

Less: Property operating expense	54,735	54,523	(212)	(0.4)%	111,148	110,995	(153)	(0.1)%

Add: Other income	108	108	—	—%	216	215	1	0.5%

Same store net operating income (accrual)	$86,411	$84,086	$2,325	2.8%	$171,737	$167,832	$3,905	2.3%

Less:
Straight-line effects of lease revenue	(4,742)	(8,699)	3,957	45.5%	(8,141)	(18,359)	10,218	55.7%
Amortization of lease-related intangibles	(1,660)	(1,956)	296	15.1%	(3,600)	(4,018)	418	10.4%
Same store net operating income (cash)	$80,009	$73,431	$6,578	9.0%	$159,996	$145,455	$14,541	10.0%

Piedmont Realty TrustTM
Debt Summary
As of June 30, 2026
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt	Principal Outstanding	Weighted Average Interest Rate	Weighted Average Maturity

Fixed Rate	$2,074,224	5.57%	50.9 months
Floating Rate (1)	200,000	4.77%	58.9 months
Total	$2,274,224	5.50%	51.6 months

Unsecured & Secured Debt
Debt	Principal Outstanding	Weighted Average Interest Rate	Weighted Average Maturity

Unsecured	$2,087,258	5.62%	53.8 months
Secured	186,966	4.10%	27.1 months
Total	$2,274,224	5.50%	51.6 months

Debt Maturities (2)
Maturity Year	Secured Principal Outstanding	Unsecured Principal Outstanding	Weighted Average Interest Rate	Percentage of Total Debt

2026	$—	$—	—	—
2027	—	—	—	—
2028	186,966	287,258	7.22%	20.8%
2029	—	400,000	7.11%	17.6%
2030	—	300,000	3.90%	13.2%
2031	—	400,000	4.85%	17.6%
2032	—	300,000	2.78%	13.2%
2033	—	400,000	5.73%	17.6%
Total	$186,966	$2,087,258	5.50%	100.00%

(1)
During the three months ended June 30, 2026, the Company amended its $325 Million Unsecured Term Loan to increase the principal to $400 million and extend the maturity date to May 28, 2031. The new term loan has a stated variable interest rate; however, the Company has entered into interest rate swap agreements which effectively fixes $200 million of the principal through June 1, 2028. As of June 30, 2026, the Company's floating rate debt balance was comprised of the $200 million variable portion of the $400 million term loan. The Company had no outstanding balance on the Unsecured Line of Credit as of June 30, 2026.

(2)	For loans that provide extension options conditional upon proper notice to the loan's administrative agent and the payment of an extension fee, the final extended maturity date is reflected.

Piedmont Realty TrustTM
Debt Detail
As of June 30, 2026
Unaudited ($ in thousands)

Facility	Stated Rate (1)	Effective Rate (2)		Maturity Date (3)	Principal Outstanding (4)

Secured Debt
Fixed-Rate Mortgage (1180 Peachtree)	4.10%	4.10%	Fixed	10/1/2028	186,966
Secured Subtotal / Weighted Average Interest Rate		4.10%			$186,966

Unsecured Debt
$600 Million Unsecured 2023 Senior Notes (5)	9.25%	9.25%	Fixed	7/20/2028	287,258
$400 Million Unsecured 2024 Senior Notes	6.88%	7.11%	Fixed	7/15/2029	400,000
$600 Million Unsecured Line of Credit (6)	SOFR + 1.05%	4.73%	Floating	6/30/2030	—
$300 Million Unsecured 2020 Senior Notes	3.15%	3.90%	Fixed	8/15/2030	300,000
$400 Million Unsecured 2026 Term Loan (7)	SOFR + 1.15%	4.77% 4.94%	Floating Fixed	5/28/2031	400,000
$300 Million Unsecured 2021 Senior Notes	2.75%	2.78%	Fixed	4/1/2032	300,000
$400 Million Unsecured 2025 Senior Notes	5.63%	5.73%	Fixed	1/15/2033	400,000
Unsecured Subtotal / Weighted Average Interest Rate		5.62%			$2,087,258

Total Debt - Principal Amount Outstanding / Weighted Average Interest Rate		5.50%			$2,274,224
GAAP Adjustments - Discounts and Unamortized Debt Issuance Costs					(23,287)
Total Debt - GAAP					$2,250,937

Less: Cash, cash equivalents, and restricted cash and escrows					21,746

Total Net Debt - Principal Amount Outstanding					$2,252,478

(1)	Stated rates for the unsecured term loan and the unsecured line of credit are comprised of the relevant SOFR selection and an additional spread based on Piedmont's current credit rating, as defined in the respective loan agreement.
(2)	Effective rates reflect the consideration of settled or in-place interest rate swap agreements and issuance discounts, where applicable.
(3)	For loans that provide extension options conditional upon proper notice to the loan's administrative agent and the payment of an extension fee, the final extended maturity date is reflected.
(4)	All outstanding debt at period end was interest-only with the exception of the amortizing fixed-rate mortgage.
(5)
Piedmont repurchased a portion of its outstanding $600 Million Unsecured 2023 Senior Notes during 2025, repurchasing approximately $67.5 million and $245.2 million during the second and fourth quarter of 2025, respectively.

(6)
Piedmont may select from multiple interest rate options with each draw under the revolving credit facility, including the prime rate and various SOFR selections. The facility has an initial maturity date of June 30, 2028 with two one-year extension options for a final maturity date of June 30, 2030, provided Piedmont is not then in default and upon payment of extension fees.

(7)
During the three months ended June 30, 2026, the Company amended its $325 Million Unsecured Term Loan to increase the principal to $400 million and extend the maturity date to May 28, 2031. The new term loan has a stated variable interest rate; however, the Company has entered into interest rate swap agreements which effectively fixes $200 million of the principal through June 1, 2028.

Piedmont Realty TrustTM`
Debt Covenants & Ratios for Debt Holders
As of June 30, 2026
Unaudited

			Three Months Ended
Bank Debt Covenant Compliance (1)	Required	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025

Maximum leverage ratio	0.60	0.45	0.46	0.46	0.48	0.47
Minimum fixed charge coverage ratio (2)	1.50	2.29	2.23	2.16	2.15	2.15
Maximum secured indebtedness ratio	0.40	0.04	0.04	0.04	0.04	0.04
Minimum unencumbered leverage ratio	1.60	2.27	2.21	2.18	2.12	2.13
Minimum unencumbered interest coverage ratio (3)	1.75	2.43	2.31	2.22	2.19	2.17

			Three Months Ended
Bond Covenant Compliance (4)	Required	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025

Total debt to total assets	60% or less	46.4%	47.0%	47.0%	46.5%	46.8%
Secured debt to total assets	40% or less	3.9%	3.9%	3.9%	4.0%	4.1%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	2.54	2.50	2.51	2.53	2.53
Unencumbered assets to unsecured debt	150% or greater	210%	210%	210%	213%	212%

Other Debt Coverage Ratios for Debt Holders	As of	As of
(trailing twelve months)	June 30, 2026	December 31, 2025

Average net principal amount of debt to Core EBITDA (5)	7.2 x	7.2 x
Fixed charge coverage ratio (6)	2.2 x	2.2 x
Interest coverage ratio (7)	2.3 x	2.2 x

(1)	Bank debt covenant compliance calculations relate to the most restrictive of the specific calculations detailed in the relevant credit agreements. Please refer to such agreements for relevant defined terms.
(2)	Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), excluding one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.
(3)	Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.
(4)
Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture and the First Supplemental Indenture dated March 6, 2014, the Second Supplemental Indenture dated August 12, 2020, the Third Supplemental Indenture dated September 20, 2021, the Fourth Supplemental Indenture dated July 20, 2023, the Fifth Supplemental Indenture dated June 25, 2024, and the Sixth Supplemental Indenture dated November 20, 2025 for defined terms and detailed information about the calculations.

(5)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average principal balance of debt outstanding for the trailing twelve months less the average balance of cash and restricted cash and escrows during the trailing twelve month period.
(6)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented).
The Company recorded principal amortization of $0.9 million for each of the quarters ended June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025.
The Company recorded capitalized interest of $1.0 million for the quarter ended June 30, 2026, $1.1 million for the quarter ended March 31, 2026, $1.6 million for the quarter ended December 31, 2025, $2.9 million for the quarter ended September 30, 2025, and $3.2 million for the quarter ended June 30, 2025.
(7)	Calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company recorded capitalized interest of $1.0 million for the quarter ended June 30, 2026, $1.1 million for the quarter ended March 31, 2026, $1.6 million for the quarter ended December 31, 2025, $2.9 million for the quarter ended September 30, 2025, and $3.2 million for the quarter ended June 30, 2025.

Piedmont Realty TrustTM
Leased Percentage
(in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2026			June 30, 2025
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
In-Service Leased - beginning of period	13,323	14,923	89.3%	13,426	15,241	88.1%
Total leasing executed during period	459			712
Less: Lease renewals signed during period	(197)			(243)
Less: New leases signed during period for currently occupied space	(69)			(69)
Less: New leases signed during period for out of service space	(62)			(176)
Less: Leases expired during period and other	(167)	11		(122)	4
Subtotal	13,287	14,934	89.0%	13,528	15,245	88.7%
Acquisitions / (dispositions) (2)	—	—		(298)	(322)
Assets placed in service / (taken out of service) (3)	106	132		—	—
In-Service Leased - end of period	13,393	15,066	88.9%	13,230	14,923	88.7%

	Six Months Ended			Six Months Ended
	June 30, 2026			June 30, 2025
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
In-Service Leased - beginning of period	13,363	14,921	89.6%	13,538	15,323	88.4%
Total leasing executed during period	890			1,075
Less: Lease renewals signed during period	(334)			(427)
Less: New leases signed during period for currently occupied space	(178)			(119)
Less: New leases signed during period for out of service space	(165)			(178)
Less: Leases expired during period and other	(289)	13		(296)	27
Subtotal	13,287	14,934	89.0%	13,593	15,350	88.6%
Acquisitions / (dispositions) (2)	—	—		(363)	(427)
Assets placed in service / (taken out of service) (3)	106	132		—	—
In-Service Leased - end of period	13,393	15,066	88.9%	13,230	14,923	88.7%

Same Store Analysis
Less: Acquisitions and Dispositions after June 30, 2025 (2)	—	—	—%	—	—	—%
Less: Assets placed in or taken out of service after June 30, 2025 (3)	(106)	(132)	80.3%	—	—	—%
Same Store Leased Percentage - end of period	13,287	14,934	89.0%	13,230	14,923	88.7%

(1)	Calculated as the square footage of commenced leases plus the square footage of uncommenced leases for spaces vacant as of period end, divided by total rentable in-service square footage at period end.
(2)	Refer to page 37 for information on recent acquisitions and dispositions.
(3)	In the three months ended June 30, 2026, the Company placed the 222 South Orange Avenue asset back into service. Refer to page 36 for information on the remaining two out of service projects.

Piedmont Realty TrustTM
Rental Rate Roll Up / Roll Down

	Three Months Ended
	June 30, 2026
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (1)	% Change Accrual Rents (2)

Leases executed for spaces vacant one year or less	246	53.6%	1.6%	14.1%	32.4%
Leases executed for spaces excluded from analysis (3)	213	46.4%

	Six Months Ended
	June 30, 2026
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (1)	% Change Accrual Rents (2)

Leases executed for spaces vacant one year or less	465	52.2%	3.1%	12.7%	25.5%
Leases executed for spaces excluded from analysis (3)	425	47.8%

(1)	Calculation compares the last twelve months of cash paying rents of the previous lease to the first twelve months of cash paying rents of the new lease.
(2)	Calculation compares the accrual basis rents of the previous lease to the accrual basis rents of the new leases. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the calculation.
(3)	Leases are excluded from the above analyses if: (1) the space has been vacant for more than one year, (2) the lease term is less than one year, (3) the lease is associated with storage space, retail space, a management office, or a percentage rent agreement, or (4) the lease is associated with a recently acquired asset for which there is less than one year of operating history.

Piedmont Realty TrustTM
Contractual Tenant Improvements and Leasing Commissions

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026	For the Year Ended				2022 to 2026 (Weighted Average)
			2025	2024 (2)	2023 (3)	2022
Total Leasing Transactions
Square feet (1)	453,449	883,516	2,474,774	2,428,246	2,239,797	2,142,852	10,169,185
Tenant improvements per square foot per year of lease term	$3.77	$3.52	$4.07	$3.70	$3.80	$3.22	$3.73
Leasing commissions per square foot per year of lease term	$2.78	$2.61	$2.77	$2.31	$2.21	$2.22	$2.42
Total per square foot per year of lease term	$6.55	$6.13	$6.84	$6.01	$6.01	$5.44	$6.15
Less Adjustment for Commitment Expirations (4)
Expired tenant improvements (not paid out) per square foot per year of lease term	-$0.72	-$0.59	-$0.26	-$0.34	-$0.79	-$0.10	-$0.41

Adjusted total per square foot per year of lease term	$5.83	$5.54	$6.58	$5.67	$5.22	$5.34	$5.74

(1)	Excludes square feet associated with storage and license agreement transactions.
(2)	Tenant improvement and leasing commission amounts presented for the year ended December 31, 2024 include a 101,500 square foot 11-year lease executed in the first quarter of 2024 with no capital outlay requirements.
(3)	Tenant improvement amounts presented for the year ended December 31, 2023 were adjusted to reflect the overall concession package for the 447,000 square foot 10-year renewal with US Bancorp, executed in the fourth quarter of 2023. The renewal terms provided for zero months of rent abatement, offset by an above-market tenant improvement allowance. The amounts are presented as if the renewal had included the standard twelve months of gross rent abatement in line with market conditions and, therefore, a normalized tenant improvement allowance. This adjustment effectively lowered the total capital per square foot per year of lease term for the year ended December 31, 2023 by $0.97.
(4)	The Company reports total tenant improvement amounts based on the maximum amount of committed leasing capital in the period in which the lease is executed. However, tenants do not always use the full allowance provided for in the lease, or a portion of the allowance could expire at a set date. To provide additional clarity on actual costs for completed leasing transactions, tenant improvement allowances that have expired or are no longer available to the tenant are disclosed in this section and are deducted from the capital commitments per square foot of leased space in the periods in which they expired.

Piedmont Realty TrustTM
Net Effective Rents

	Three Months Ended					Five Quarter
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	Average
Leasing activity included in net effective rent analysis (1)
Renewal leasing square footage (in 000s)	167	104	174	119	124	138
New tenant leasing square footage (in 000s)	255	284	436	539	455	394
Total leasing square footage (in 000s)	422	388	610	658	579	532

Renewal square footage (% of total)	39.6%	26.8%	28.5%	18.1%	21.4%	25.9%
New Lease square footage (% of total)	60.4%	73.2%	71.5%	81.9%	78.6%	74.1%
# of lease transactions	36	37	49	64	49	47

Net effective rents (2) (3)
Base rent (gross)	$47.22	$43.88	$43.41	$44.67	$45.62	$44.96
Rent concessions	(2.47)	(2.62)	(2.17)	(2.46)	(2.57)	(2.46)
GAAP Rent	$44.75	$41.26	$41.24	$42.21	$43.06	$42.50
Tenant improvements	(3.24)	(2.65)	(2.82)	(3.31)	(4.40)	(3.28)
Leasing commissions	(2.71)	(2.35)	(2.63)	(2.75)	(2.70)	(2.63)
Other concessions	(0.11)	(0.09)	—	(0.01)	—	(0.04)
Effective rent after capex	$38.69	$36.17	$35.79	$36.14	$35.95	$36.55
Expense stop	(13.13)	(14.14)	(14.69)	(14.88)	(15.17)	(14.40)
Effective rent after capex and opex	$25.56	$22.03	$21.10	$21.26	$20.78	$22.15

Weighted average lease term in years (weighted by square feet)	9.6	8.0	7.4	8.8	9.5	8.6

(1)	Leases are excluded from this analysis if: (1) the lease term is one year or less or (2) the lease is associated with non-office space (storage, retail or a management office). Total leased square footage in this analysis will not tie to the total reported leasing volume reported elsewhere in this supplemental report.
(2)	Based on the weighted average per rentable square footage over the lease term of each deal.
(3)	Excludes parking income due to the variable nature between markets and individual lease transactions.

Piedmont Realty TrustTM
Future Contractual Income Sources
As of June 30, 2026

Uncommenced Leases for Vacant Space (1)
0.9 million square feet representing $38.6 million in future annual rent
Major Leases (by Industry)	Project	Market	Square Feet Leased	Estimated Lease Commencement	New / Expansion
Home service provider	Galleria on the Park	Atlanta	47,835	Q3 2026	New
Security hardware and software	The Medici	Atlanta	35,669	Q3 2026	New
National law firm	999 Peachtree	Atlanta	31,523	Q3 2026	New
Banking and financial services	Meridian	Minneapolis	54,692	Q4 2026	New
Accounting and business advisory	US Bancorp Center	Minneapolis	41,294	Q4 2026	New
Engineering and environmental consulting	Meridian	Minneapolis	85,267	Q4 2026	New
Global risk management	Meridian	Minneapolis	54,662	Q4 2026	New
Defense technology	4250 North Fairfax	Northern Virginia	69,896	Q1 2027	New

Leases Currently Under Abatement (1)
1.0 million square feet representing $27.6 million in future annual cash rent
Major Leases (by Industry)	Project	Market	Square Feet Abated	Lease Commencement	Lease Expiration	Remaining Abatement Schedule
Insurance and financial services	Galleria on the Park	Atlanta	46,939	Q3 2025	Q4 2036	September 2025 through August 2026
Banking and financial services	Meridian	Minneapolis	27,049	Q1 2026	Q4 2036	January 2026 through October 2026
Insurance and financial services	9320 Excelsior	Minneapolis	40,793	Q1 2026	Q3 2033	February 2026 through September 2026
Trial law firm	999 Peachtree	Atlanta	24,220	Q1 2026	Q1 2039	March 2026 through June 2026
Commercial construction management	Meridian	Minneapolis	34,013	Q1 2026	Q1 2038	March 2026 through February 2028
National mortgage lender	Interlink at Las Colinas	Dallas	55,252	Q2 2026	Q1 2035	April 2026 through November 2026
Engineering and environmental consulting	Galleria Towers	Dallas	46,004	Q1 2026	Q4 2032	May 2026 through September 2026
Technology services company	Interlink at Las Colinas	Dallas	28,040	Q2 2026	Q3 2031	May 2026 through September 2026
Global risk management	Galleria Towers	Dallas	92,977	Q2 2026	Q2 2039	May 2026 through April 2027

(1)	Includes leasing activity for the total portfolio, including assets currently out of service.

Piedmont Realty TrustTM
Lease Expiration Schedule
As of June 30, 2026
(in thousands)

Expiration Year	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,673	11.1
2026 (1)	49,944	8.3	909	6.0
2027	53,001	8.8	1,304	8.7
2028	51,407	8.6	1,227	8.1
2029	58,096	9.7	1,312	8.7
2030	63,426	10.6	1,339	8.9
2031	46,738	7.8	1,139	7.6
2032	43,525	7.1	950	6.3
2033	16,679	2.8	387	2.6
2034	59,044	9.8	1,320	8.8
2035	33,998	5.7	808	5.4
2036	27,327	4.6	681	4.5
2037	56,794	9.5	1,150	7.6
2038	8,615	1.4	199	1.3
Thereafter	31,780	5.3	668	4.4
Total	$600,374	100.0	15,066	100.0

Average Lease Term Remaining
6/30/2026	5.8 years
12/31/2025	6.0 years

(1)
Includes leases with an expiration date of June 30, 2026, comprised of approximately 207,000 square feet and Annualized Lease Revenue of $7.5 million. Also included is the New York City 313,000 square foot lease at 60 Broad Street, which is now in holdover status following the tenant's June 4, 2026 expiration date. Annualized lease revenue reflects the maximum holdover penalty that could be assessed per the lease agreement.

Piedmont Realty TrustTM
Lease Expirations by Quarter
As of June 30, 2026
(in thousands)

	Q3 2026 (1)		Q4 2026		Q1 2027		Q2 2027
Location	Expiring Square Footage	Expiring Lease Revenue	Expiring Square Footage	Expiring Lease Revenue	Expiring Square Footage	Expiring Lease Revenue	Expiring Square Footage	Expiring Lease Revenue

Atlanta	109	$4,203	89	$4,382	51	$1,805	64	$2,533
Boston	6	44	2	104	2	100	5	220
Dallas	174	6,124	85	3,916	31	1,455	38	1,693
Minneapolis	4	171	7	283	10	276	155	5,675
New York	313	25,011	—	—	2	85	5	479
Orlando	34	1,136	6	215	88	3,477	38	1,422
Northern Virginia / Washington, D.C.	50	2,846	30	1,510	4	266	10	739
Other	—	—	—	—	—	—	—	5
Total	690	$39,535	219	$10,410	188	$7,464	315	$12,766

(1)
Includes leases with an expiration date of June 30, 2026, comprised of approximately 207,000 square feet and Annualized Lease Revenue of $7.5 million. Also included is the New York City 313,000 square foot lease at 60 Broad Street, which is now in holdover status following the tenant's June 4, 2026 expiration date. Annualized lease revenue reflects the maximum holdover penalty that could be assessed per the lease agreement. No such adjustments are made to other periods presented.

Piedmont Realty TrustTM
Lease Expirations by Year
As of June 30, 2026
(in thousands)

	12/31/2026 (1)		12/31/2027		12/31/2028		12/31/2029		12/31/2030
Location	Expiring Square Footage	Expiring Lease Revenue	Expiring Square Footage	Expiring Lease Revenue	Expiring Square Footage	Expiring Lease Revenue	Expiring Square Footage	Expiring Lease Revenue	Expiring Square Footage	Expiring Lease Revenue
Atlanta	198	$8,585	531	$22,584	398	$17,142	416	$17,780	370	$15,572
Boston	8	148	44	2,412	8	416	204	9,192	245	9,604
Dallas	259	10,039	157	5,214	329	14,517	292	14,029	354	19,077
Minneapolis	11	454	216	7,664	64	2,457	55	2,202	122	4,691
New York	313	25,011	9	719	2	177	17	1,037	20	1,716
Orlando	40	1,351	303	11,706	89	3,453	248	9,584	187	10,740
Northern Virginia / Washington, D.C.	80	4,356	44	2,697	78	4,613	80	4,266	41	2,026
Other	—	—	—	5	259	8,632	—	6	—	—
Total (3)	909	$49,944	1,304	$53,001	1,227	$51,407	1,312	$58,096	1,339	$63,426

(1)
Includes leases with an expiration date of June 30, 2026, comprised of approximately 207,000 square feet and Annualized Lease Revenue of $7.5 million. Also included is the New York City 313,000 square foot lease at 60 Broad Street, which is now in holdover status following the tenant's June 4, 2026 expiration date. Annualized lease revenue reflects the maximum holdover penalty that could be assessed per the lease agreement. No such adjustments are made to other periods presented.

Piedmont Realty TrustTM
Tenant Diversification
As of June 30, 2026

Tenants Contributing 1% or More to Annualized Lease Revenue (1)
Tenant	Credit Rating (2) S&P / Moody's	Number of Properties	Lease Term Remaining (in years)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)
State of New York	AA+ / Aa1	1	11.2	$28,718	4.8	487	3.6
New York City (3)	AA / Aa2	1	-	25,010	4.2	313	2.3
Amazon	AA / A1	2	4.1	15,786	2.6	285	2.1
US Bancorp	A / A3	1	7.9	15,676	2.6	435	3.2
Microsoft	AAA / Aaa	2	5.0	14,535	2.4	355	2.7
King & Spalding	No Rating Available	1	4.8	13,978	2.3	268	2.0
Transocean Inc.	B / B2	1	9.8	12,328	2.1	301	2.2
Broadcom	A- / A3	1	0.8	11,474	1.9	206	1.5
Schlumberger Technology	A / A1	1	2.5	8,548	1.4	254	1.9
Gartner	BBB- / Baa3	2	8.0	8,190	1.4	207	1.5
Salesforce.com	A+ / A2	1	3.1	8,142	1.4	182	1.4
Fiserv	BBB / Baa2	1	1.1	8,015	1.3	195	1.5
Epsilon Data Management (subsidiary of Publicis)	BBB+ / Baa1	1	-	7,338	1.2	222	1.7
Kimley Horn	No Rating Available	3	11.3	6,126	1.0	143	1.1
Travel + Leisure Co.	BB- / Ba3	1	14.3	5,702	1.0	182	1.4
Other			Various	410,808	68.4	9,358	69.9
Total				$600,374	100.0	13,393	100.0

(1)	Excludes leases executed at the out of service projects.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. The absence of a credit rating for a tenant is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.
(3)	The New York City lease is currently in holdover status following the tenant's June 4, 2026 expiration date. Annualized lease revenue reflects the maximum holdover penalty that could be assessed per the lease agreement.

Piedmont Realty TrustTM
Tenant Credit Rating & Lease Distribution
As of June 30, 2026

Tenant Credit Rating

Rating Level (1) S&P / Moody's	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$15,225	2.5
AA / Aa	90,235	15.0
A / A	72,713	12.1
BBB / Baa	48,650	8.1
BB / Ba	20,749	3.5
B / B	30,749	5.1
Below	1,121	0.2
Not rated (2)	320,932	53.5
Total	$600,374	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 sf or Less	344	34.1	$29,743	5.0	244	1.8
2,501 - 10,000 sf	390	38.6	86,877	14.4	2,057	15.3
10,001 - 20,000 sf	117	11.6	65,361	10.9	1,562	11.7
20,001 - 40,000 sf	86	8.5	95,011	15.8	2,306	17.2
40,001 - 100,000 sf	53	5.3	144,069	24.0	3,237	24.2
Greater than 100,000 sf	19	1.9	179,313	29.9	3,987	29.8
Total	1,009	100.0	$600,374	100.0	13,393	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.
(2)	The classification of a tenant as "not rated" is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.

Piedmont Realty TrustTM
Industry Diversification
As of June 30, 2026
($ and square footage in thousands)

				Percentage of	Leased	Percentage
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Square	of Leased
Industry	Tenants	Tenants (%)	Revenue (ALR)	Revenue (%)	Footage	Square Footage (%)
Business Services	99	12.4	$98,853	16.5	2,340	17.5
Engineering, Accounting, Research, Management & Related Services	97	12.2	76,971	12.8	1,740	13.0
Governmental Entity (1)	5	0.6	59,774	10.0	917	6.8
Legal Services	78	9.8	58,142	9.7	1,282	9.6
Real Estate	47	5.9	27,626	4.6	772	5.8
Depository Institutions	22	2.8	27,082	4.5	691	5.2
Holding and Other Investment Offices	42	5.3	22,586	3.8	499	3.7
Oil and Gas Extraction	4	0.5	22,071	3.7	587	4.4
Miscellaneous Retail	8	1.0	17,626	2.9	333	2.4
Automotive Repair, Services & Parking	10	1.3	17,275	2.9	8	0.1
Security & Commodity Brokers, Dealers, Exchanges & Services	58	7.3	16,800	2.8	399	3.0
Insurance Agents, Brokers & Services	20	2.5	16,778	2.8	393	2.9
Health Services	35	4.4	13,747	2.3	309	2.3
Membership Organizations	20	2.5	12,873	2.1	250	1.9
Eating & Drinking Places	40	5.0	10,595	1.8	278	2.1
Other	212	26.5	101,575	16.8	2,595	19.3
Total	797	100.0	$600,374	100.0	13,393	100.0

(1)	Comprised of all levels of governmental entities, including federal (0.7% of ALR), state (4.8% of ALR), and city / local (4.5% of ALR).

Piedmont Realty TrustTM
Geographic Diversification
As of June 30, 2026
($ and square footage in thousands)

Location	Number of Projects	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Atlanta	6	$187,756	31.3	4,736	31.4	4,364	92.1
Dallas	5	114,780	19.1	2,824	18.8	2,595	91.9
Orlando	4	72,487	12.1	1,887	12.5	1,744	92.4
New York	1	63,423	10.6	1,048	7.0	964	92.0
Northern Virginia / Washington, D.C.	5	61,846	10.3	1,587	10.5	1,183	74.5
Minneapolis	3	44,582	7.4	1,434	9.5	1,192	83.1
Boston	3	34,529	5.7	936	6.2	791	84.5
Other	2	20,971	3.5	614	4.1	560	91.2
Total / Weighted Average	29	$600,374	100.0	15,066	100.0	13,393	88.9

Piedmont Realty TrustTM
Geographic Diversification by Location Type
As of June 30, 2026
(square footage in thousands)

	CBD				URBAN INFILL / SUBURBAN				TOTAL
Location	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Atlanta	2	10.1	1,309	8.7	4	21.2	3,427	22.7	6	31.3	4,736	31.4
Dallas	—	—	—	—	5	19.1	2,824	18.8	5	19.1	2,824	18.8
Orlando	3	10.2	1,578	10.4	1	1.9	309	2.1	4	12.1	1,887	12.5
New York	1	10.6	1,048	7.0	—	—	—	—	1	10.6	1,048	7.0
Northern Virginia / Washington, D.C.	2	4.4	687	4.6	3	5.9	900	5.9	5	10.3	1,587	10.5
Minneapolis	1	4.2	930	6.2	2	3.2	504	3.3	3	7.4	1,434	9.5
Boston	—	—	—	—	3	5.7	936	6.2	3	5.7	936	6.2
Other	—	—	—	—	2	3.5	614	4.1	2	3.5	614	4.1
Total	9	39.5	5,552	36.9	20	60.5	9,514	63.1	29	100.0	15,066	100.0

Piedmont Realty TrustTM
Portfolio Detail
As of June 30, 2026
(in thousands)

In-Service Assets	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Percent Commenced Leased	Percent Economic Leased (1)	Annualized Lease Revenues

Atlanta
999 Peachtree	✓	✓	✓	100.0%	1	632	74.1%	58.3%	53.9%	21,701
1180 Peachtree	✓	✓	✓	100.0%	1	678	97.0%	97.0%	96.4%	39,038
Galleria on the Park	✓	✓	✓	100.0%	5	2,179	96.3%	91.3%	86.1%	79,065
Glenridge Highlands One and Two	✓	✓	✓	100.0%	2	713	88.1%	86.2%	85.5%	24,380
1155 Perimeter Center West	✓	✓	✓	100.0%	1	377	97.3%	97.3%	93.9%	17,169
The Medici	✓		✓	100.0%	1	157	92.3%	52.9%	51.0%	6,403
Market Subtotal / Weighted Average					11	4,736	92.1%	86.1%	82.6%	187,756
Boston
5 Wall	✓	✓	✓	100.0%	1	182	100.0%	100.0%	100.0%	8,145
Wayside Office Park	✓		✓	100.0%	2	473	91.9%	91.9%	90.4%	18,346
25 Mall	✓		✓	100.0%	1	281	62.2%	62.2%	61.1%	8,038
Market Subtotal / Weighted Average					4	936	84.5%	84.5%	83.5%	34,529
Dallas
Galleria Towers	✓	✓	✓	100.0%	3	1,398	90.3%	88.8%	81.7%	62,874
Park Place on Turtle Creek	✓		✓	100.0%	1	184	87.4%	77.6%	74.4%	8,501
6565 MacArthur	✓	✓	✓	100.0%	1	255	87.1%	85.9%	85.9%	8,435
Las Colinas Connection	✓		✓	100.0%	3	605	99.9%	98.6%	96.5%	22,166
The Interlink at Las Colinas	✓		✓	100.0%	2	382	90.4%	83.1%	60.6%	12,804
Market Subtotal / Weighted Average					10	2,824	91.9%	89.1%	81.9%	114,780
Minneapolis
US Bancorp Center	✓	✓	✓	100.0%	1	930	74.2%	69.2%	67.4%	25,600
Crescent Ridge II	✓	✓	✓	100.0%	1	295	100.0%	100.0%	100.0%	11,539
Norman Pointe I	✓		✓	100.0%	1	209	98.8%	98.8%	98.8%	7,443
Market Subtotal / Weighted Average					3	1,434	83.1%	79.8%	78.7%	44,582
New York
60 Broad			✓	100.0%	1	1,048	92.0%	92.0%	90.9%	63,423
Market Subtotal / Weighted Average					1	1,048	92.0%	92.0%	90.9%	63,423
Orlando
The Exchange on Orange	✓	✓	✓	100.0%	2	779	86.5%	79.9%	71.8%	29,184
CNL Center I and II	✓	✓	✓	99.0%	2	616	95.4%	95.4%	94.6%	26,430
501 West Church				100.0%	1	182	100.0%	100.0%	100.0%	5,706
400 and 500 TownPark	✓	✓	✓	100.0%	2	310	96.9%	96.9%	93.1%	11,167
Market Subtotal / Weighted Average					7	1,887	92.4%	89.7%	85.5%	72,487

In-Service Assets (continued)	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Percent Commenced Leased	Percent Economic Leased (1)	Annualized Lease Revenues

Northern Virginia / Washington, D.C.
4250 North Fairfax	✓	✓	✓	100.0%	1	311	99.6%	66.2%	62.0%	15,175
Arlington Gateway	✓	✓	✓	100.0%	1	331	62.8%	61.3%	55.5%	10,601
3100 Clarendon	✓	✓	✓	100.0%	1	258	85.7%	84.1%	72.5%	9,964
1201 and 1225 Eye Street	✓	✓	✓	(2)	2	478	67.1%	67.1%	66.3%	19,379
400 Virginia	✓		✓	100.0%	1	209	59.1%	59.1%	58.2%	6,727
Market Subtotal / Weighted Average					6	1,587	74.6%	67.4%	63.2%	61,846
Other
Enclave Place	✓	✓	✓	100.0%	1	301	100.0%	100.0%	100.0%	12,334
1430 Enclave	✓	✓	✓	100.0%	1	313	82.8%	82.8%	82.8%	8,637
Market Subtotal / Weighted Average					2	614	91.2%	91.2%	91.2%	20,971

In-Service Total					44	15,066	88.9%	85.1%	81.4%	600,374

Out-of-Service Redevelopment Projects (3)	Market	Estimated Stabilization Date	Current Basis (in millions)	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Percent Commenced Leased	Percent Economic Leased (1)	Annualized Lease Revenues

9320 Excelsior	Minneapolis	Q4 2026	39.5	100.0%	1	272	72.0%	44.9%	29.9%	7,181
Meridian	Minneapolis	Q4 2026	78.9	100.0%	2	399	90.4%	28.2%	11.0%	14,263

Out-of-Service Total			118.4		3	671	82.9%	35.0%	18.6%	21,444

Total Portfolio	47	15,737	88.6%	82.9%	78.6%	621,818

(1)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).
(2)	Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street; however, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.
(3)	These projects have been placed into redevelopment and are currently excluded from our in-service portfolio metrics. During the redevelopment phase, the Company is adding or fully renovating the lobbies, common areas and other tenant amenities, transforming the projects into multi-tenant assets with a distinct focus on hospitality. Assets will be reclassified back to in-service upon the earlier of (a) one year after receiving the final certificate of occupancy for the space or (b) the asset reaching 80 percent occupied (i.e. commenced leased).

Piedmont Realty TrustTM
Property Investment Activity and Land Holdings
As of June 30, 2026

Acquisitions Completed During Prior Year and Current Year
None

Dispositions Completed During Prior Year and Current Year
Property	Market / Submarket	Disposition Period	Percent Ownership	Year Built	Square Feet (in thousands)	Sale Price (in millions)
80 and 90 Central	Boston / Boxborough	Q2 2025	100%	1988 / 2001	322	29.5

Developable Land Parcels
Property	Market / Submarket	Adjacent Piedmont Project	Acres	Book Value (in millions)
Gavitello	Atlanta / Buckhead	The Medici	2.0	$2.6
Glenridge Highlands Three	Atlanta / Central Perimeter	Glenridge Highlands	3.0	2.0
Galleria Atlanta	Atlanta / Northwest	Galleria on the Park	16.3	24.2
State Highway 161	Dallas / Las Colinas	The Interlink at Las Colinas	4.5	3.3
Royal Lane (1)	Dallas / Las Colinas	Las Colinas Connection	10.6	2.8
Galleria Dallas	Dallas / Lower North Tollway	Galleria Office Towers	1.9	6.3
TownPark	Orlando / Lake Mary	400 and 500 TownPark	18.4	9.1
Total			56.7	$50.3

(1)	During the first quarter of 2026, the Company entered into a binding contract to sell this undeveloped land parcel for $12.0 million. The transaction is expected to close in the second half of 2026.

Piedmont Realty TrustTM
Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 39.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) current rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to unleased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with development properties and properties taken out of service for redevelopment, if any.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income/(loss) before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets, goodwill, and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building, renovations that change the underlying classification of a building, and deferred building maintenance capital identified at and completed shortly after acquisition are included in this measure.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight-lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store Properties excludes land assets.

Total Gross Assets: Total Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.

Total Gross Real Estate Assets: Total Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Realty TrustTM
Non-GAAP Reconciliation:
GAAP Net Income / (Loss) to FFO, Core FFO, and AFFO
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025

GAAP net loss applicable to Piedmont	$(11,101)	$(12,920)	$(43,246)	$(13,462)	$(16,808)	$(24,021)	$(26,912)
Depreciation	44,477	43,675	42,497	41,759	40,266	88,152	80,779
Amortization	14,487	15,263	15,166	15,188	14,778	29,750	30,191
Gain on sale of real estate assets	—	—	—	—	(1,224)	—	(2,013)
NAREIT Funds From Operations applicable to common stock	47,863	46,018	14,417	43,485	37,012	93,881	82,045
Adjustments:
Loss on early extinguishment of debt	—	—	29,788	—	7,500	—	8,000
Core Funds From Operations applicable to common stock	47,863	46,018	44,205	43,485	44,512	93,881	90,045
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,627	1,648	1,598	1,561	1,574	3,275	3,030
Depreciation of non real estate assets	349	351	365	368	369	700	738
Straight-line effects of lease revenue	(5,351)	(4,382)	(4,305)	(6,251)	(8,968)	(9,733)	(18,636)
Stock-based compensation adjustments	2,396	(739)	2,437	2,503	2,396	1,657	2,451
Amortization of lease-related intangibles	(1,660)	(1,940)	(1,959)	(1,959)	(1,957)	(3,600)	(4,019)
Non-incremental capital expenditures
Base Building Costs	(3,369)	(6,569)	(3,695)	(3,203)	(10,149)	(9,938)	(15,565)
Tenant Improvement Costs	(7,342)	(7,840)	(11,887)	(5,575)	(3,809)	(15,182)	(8,438)
Leasing Commission Costs	(3,523)	(2,705)	(8,050)	(4,425)	(7,727)	(6,228)	(9,876)

Adjusted Funds From Operations applicable to common stock	$30,990	$23,842	$18,709	$26,504	$16,241	$54,832	$39,730

Piedmont Realty TrustTM
Non-GAAP Reconciliation:
GAAP Net Income/(Loss) to Core EBITDA and Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025

GAAP net loss applicable to Piedmont	$(11,101)	$(12,920)	$(43,246)	$(13,462)	$(16,808)	$(24,021)	$(26,912)
Net income applicable to noncontrolling interest	4	5	6	5	2	9	8
Interest expense	31,874	31,929	32,406	31,968	31,954	63,803	63,631
Depreciation	44,825	44,027	42,862	42,127	40,646	88,852	81,540
Amortization	14,487	15,263	15,166	15,188	14,786	29,750	30,206
Gain on sale of real estate assets	—	—	—	—	(1,224)	—	(2,013)
EBITDAre	80,089	78,304	47,194	75,826	69,356	158,393	146,460
Loss on early extinguishment of debt	—	—	29,788	—	7,500	—	8,000
Core EBITDA	80,089	78,304	76,982	75,826	76,856	158,393	154,460
General and administrative expense	8,237	7,909	7,457	7,607	7,960	16,146	15,523
Management fee revenue	(108)	(158)	(71)	(114)	(77)	(266)	(140)
Other income	(81)	(118)	62	(52)	(25)	(199)	(312)
Straight-line effects of lease revenue	(5,351)	(4,382)	(4,305)	(6,251)	(8,971)	(9,733)	(18,640)
Amortization of lease-related intangibles	(1,660)	(1,940)	(1,960)	(1,959)	(1,957)	(3,600)	(4,019)
Property net operating income (cash basis)	81,126	79,615	78,165	75,057	73,786	160,741	146,872
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—	—	—	—
Dispositions	—	45	(31)	54	(447)	45	(1,670)
Other investments	(1,117)	327	(1,459)	(42)	92	(790)	253
Same store net operating income (cash basis)	$80,009	$79,987	$76,675	$75,069	$73,431	$159,996	$145,455

PIEDMONT
REALTY TRUST™

Corporate Headquarters
5565 Glenridge Connector, Suite 450
Atlanta, GA 30342
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piedmontreit.com

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